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                                                                     Exhibit 4.2

Number __                                                        ________ Shares

                            STORAGE DIMENSIONS, INC.
                            (A Delaware Corporation)


                            SERIES A PREFERRED STOCK

THIS CERTIFIES THAT _________________________ is the registered holder of _________________ Shares of the Series A Preferred Stock of STORAGE DIMENSIONS, INC. (hereinafter, the "Corporation"), transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

        This Certificate and shares represented thereby shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, a copy of each of which is on file at the office of the Corporation, and made a part thereof as fully as though the provisions of said Certificate of Incorporation and Bylaws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound. Any stockholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of the shares constituting each class or series of stock and the designation thereof; and a copy of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof by said Certificate of Incorporation and the Bylaws.

        The shares of the Series A Preferred Stock are convertible at the times and on the terms set forth in the Certificate of Incorporation.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this ___ day of ____________, 19__.



----------------------------                         ---------------------------
President                                                              Secretary


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FOR VALUE RECEIVED ____________________ I DO HEREBY SELL, ASSIGN, AND TRANSFER
UNTO ________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _________________, AS ATTORNEY TO TRANSFER THE SAID SHARES REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ___________, 19__

IN PRESENCE OF __________________________   ____________________________________
                      (Witness)                        (Stockholder)

                                            ____________________________________
                                                       (Stockholder)

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.


THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH SALE OR TRANSFER COMPLIES WITH THE PROVISIONS OF RULE 144 UNDER THE ACT IN THE OPINION OF COUNSEL TO THE COMPANY OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.